Exhibit 99.1

AMENDMENT No. 5, dated as of August 11, 2003 (this “Amendment”), to the Loan and Security Agreement, dated as of October 29, 2001 (as heretofore or hereafter amended, supplemented and otherwise modified, the “Agreement”), among Woodworkers Warehouse, Inc. (the “Borrower”), the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the “Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Agent and the Lenders are parties to the Agreement;

WHEREAS, the Borrower has requested, among other things, that the Lenders (i) extend the period during which the Borrowers may borrow under the revolving line of credit facility and (ii) modify certain provisions of the Agreement and the Lenders are willing to do so on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Agreement.

2.    Amendments to the Agreement. The Agreement is hereby amended as follows:

(a)	Section 1 of the Agreement is hereby amended by deleting the definition of “Applicable Margin” and replacing it with the following definition:

““Applicable Margin” means (i) with respect to Reference Rate Loans and all other obligations (other than LIBOR Rate Loans) two percent (2.00%), and (ii) with respect to LIBOR Rate Loans, four percent (4.00%).”

(b)	The following clause is added to paragraph (b) of the definition of “Availability” immediately after the roman numeral “(v)” and prior to the word “all” in Section 1 of the Agreement:

“an amount, as of any date of determination, equal to 50% of the Year-to Date EBITDA Shortfall as of such date, if any; and (vi)”

(c)	The following clause is added at the end of the definition of “Borrowing Base” in Section 1 of the Agreement:

“provided, however, that (i) on the last day of the fiscal month of November 2003, the advance-rate percentages set forth in clauses (ii)(a) and (b) of this definition shall be reduced by two percent (i.e., two percentage points), (ii) on the last day of the fiscal month of December 2003, such advance-rate percentages shall be reduced by an additional two percent (i.e., two percentage points) and (iii) on the last day of the fiscal month of January 2004, such advance-rate percentages shall be reduced by an additional one percent (i.e., one percentage point).”

(d)	The definition of “Stated Termination Date” in Section 1 of the Agreement is deleted in its entirety and replaced with the following:

““Stated Termination Date” means April 30, 2004.”

(e)	The following definitions are added to Section 1 of the Agreement:

““Accounts Payable to Inventory Ratio” means for any measurement period date (as set forth in Section 10.23), trade payables of the Borrower (as reflected on its Financial Statements) divided by Inventory of the Borrower (as reflected on its Financial Statements) expressed as a percentage.”

““Year-to-Date EBITDA” means, as of any month end on or after June 2003, EBITDA for the period from the beginning of the then-current Fiscal Year through the end of such month.”

““Year-to-Date EBITDA Shortfall” means, for any month, the amount, if any, by which Year-to-Date EBITDA as of such month end is less than Year-to-Date EBITDA for the same period in the previous Fiscal Year.”

(f)	Section 9.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

““9.7 Capitalization. Borrower represents (based on Schedule 9.7) that the only Persons who own beneficially (as such term is used under the securities law of the United States) 10% or more of any class of stock or the voting power of Borrower is Euler American Credit Indemnity Company together with any of their affiliates.

(g)	The following new Section 10.23 is hereby added to the Agreement:

“10.23 Accounts Payable to Inventory Ratio. Borrower shall maintain a minimum Accounts Payable to Inventory Ratio, measured as of the last day of the fiscal months set forth below, of not less than the percentages set forth below:

Measurement Period	Minimum Accounts Payable to Inventory Ratio
October, 2003	37.5%
November, 2003	39.7%
December, 2003	32.3%
January, 2004	36.9%
February, 2004	32.7%
March, 2004, and each fiscal month thereafter	35.0%

(h)	The following new Section 10.24 is hereby added to the Agreement:

“10.24 Minimum Sales Covenant. Borrower shall have, as measured on the first day of the fiscal month January, 2004, minimum sales revenue of not less than $22,950,000.00 for the period beginning on the first day of the fiscal month November 2003 and ending on the last day of fiscal month December 2003.”

(i)	Section 10.27 of the Agreement is hereby deleted in its entirety and replaced with the following:

“10.27 Fixed Charges Ratio. Borrower, on a consolidated basis, shall maintain a Fixed Charges Ratio, determined as of the last day of each fiscal quarter set forth below for the preceding four fiscal quarters ending on such last day, of not less than the amounts set forth below:

Ratio
November, 2003	49 : 1.00
December, 2003	51 : 1.00
January, 2004	68 : 1.00
February, 2004 and each fiscal quarter thereafter	65 : 1.00

3.    Except for Section 9.8 of the Agreement (which representation and warranty the Borrower does not make and shall not be deemed to make as of any date on which the Borrower is not able to make such representation and warranty and a Revolving Loan is made or a Letter of Credit is issued; provided, however, that the making of any Revolving Loan or issuing of any Letter of Credit in the absence of any representation and/or warranty by the Borrower under Section 9.8 of the Agreement shall not constitute a waiver, by the Agent or any Lender, of any rights and remedies of the Agent or any Lender under the Agreement or the Loan Documents and shall not now, or on any future occasion, be deemed to operate as a waiver of any provision, breach, right or remedy) the Borrower, hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Agreement, as amended hereby and each of the Loan Documents, each dated October 29, 2001 and given by the Borrower to the Lenders in favor of the Lenders. The Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.    ☐

4.    Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows, with the same effect as if such representations and warranties were set forth in the Agreement:

(i)	The Borrower has the power and authority to enter into this Amendment and has taken all corporate action required to authorize the Borrower’s execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the Borrower, and the Agreement, as amended hereby, constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Agreement, as amended hereby, by the Borrower will not violate its certificate of incorporation or by-laws or any material agreement or legal requirement binding on the Borrower.

(ii)	On the date hereof and after giving effect to the terms of this Amendment, (A) the Agreement and the other Loan Documents are in full force and effect and constitute binding obligations, enforceable against the Borrower in accordance with their respective terms; (B) no Default or Event of Default has occurred and is continuing; and (C) the Borrower has no defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

5.    Limited Effect. Except as expressly amended hereby, all of the covenants, representations and warranties (including, without limitation, those found in Section 9.1), and provisions of the Agreement are and shall continue to be in full force and effect. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import and each reference in the other Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended hereby.

6.    Conditions of Effectiveness. This Amendment shall become effective when and only when (a) this Amendment shall be executed and delivered by the Borrower and each of the Lenders, (b) the Agent shall have received, for the pro-rata benefit of each Lender, a fee in connection with the execution of this Amendment of $30,000.00 to be paid in three equal installments of $10,000.00 on the date hereof, August 20, 2003 and September 10, 2003, respectively; provided, that, the entire amount of such fee shall become immediately due and payable, without notice or demand, at Agent’s option, upon the occurrence of an Event or Event of Default or upon termination of the Agreement.

7.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

8.    Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

9.    Amendment. No modification or waiver of any provision of this Amendment, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

“BORROWER” Woodworkers Warehouse, Inc.

By	/s/ RICK C. WELKER
Name: Rick C. Welker Title: Vice President and CFO

“AGENT” Bank of America, N.A. as the Agent

By	/s/ WILLIAM J. WILSON
Name: William J. Wilson Title: Vice President

“LENDERS” Bank of America, N.A. as a Lender

By	/s/ WILLIAM J. WILSON
Name: William J. Wilson Title: Vice President

Foothill Capital Corporation

By:	/s/ JUAN BARRERA
Name: Juan Barrera Title: Assistant Vice President

Transamerica Business Capital Corporation

By:	/s/ MICHAEL S. BURNS
Name: Michael S. Burns Title: Senior Vice President